                                                                   EXHIBIT 10.29

                                CREDIT AGREEMENT

     This Agreement dated as of May 16, 1995, is between BANK OF AMERICA TEXAS, N.A. (the "Bank") and STEVENS GRAPHICS CORPORATION (the "Borrower").
           ----                                          --------


                                1.  DEFINITIONS
                                    -----------

     In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement:

     1.1  "Event of Default" has the meaning given such term in  Article 11 of
           ----------------                                      ----------
this Agreement.

     1.2  "Intercreditor Agreement" means the Amended and Restated Subordination
           -----------------------
and Intercreditor Agreement dated as of April 26, 1994 (as amended), entered into among Borrower, various subsidiaries of Borrower, the Bank, and certain other parties.

     1.3  "Maximum Rate" means the maximum lawful rate of interest permitted
           ------------
under applicable usury laws now or hereafter enacted.

     1.4   "Offshore Rate" means the interest rate determined by the following
            -------------
formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

          Offshore Rate =        Grand Cayman Rate
                            ---------------------------
                    (1.00 - Reserve Percentage)

       Where,

          (i) "Grand Cayman Rate" means the interest rate per annum (rounded
               -----------------
       upward to the nearest 1/16th of one percent) at which Bank of America National Trust and Savings Association's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

          (ii)  "Reserve Percentage" means the total of the maximum reserve
                 ------------------
       percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

CREDIT AGREEMENT--Page 1

     1.5  "Permitted Liens" means:
           ---------------

          (a) liens for real estate taxes, assessments or governmental charges or construction lien claims not delinquent or being contested in good faith by Borrower or any guarantor;

          (b) liens or deposits in connection with worker's compensation or other insurance or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature incurred in the ordinary course of business;

          (c) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership or use of its property by Borrower or any guarantor;

          (d) liens identified on Exhibit A attached hereto;
                                  ---------

          (e) liens for rentals not yet due and payable pursuant to capitalized leases; and

          (f) liens permitted by Section 8.4 hereof.
                                 -----------

     1.6  "Potential Event of Default" means any event that, with the giving
           --------------------------
of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

     1.7  "Reference Rate" means the lower of (i) the rate of interest
           --------------
publicly announced from time to time by the Bank in Irving, Texas, as its Reference Rate or (ii) the rate of interest publicly announced from time to time by Bank of America, N.T.S.A in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

     1.8  "Subordinated Debt" has the meaning given such term in the
           -----------------
Intercreditor Agreement.


                             2.  LINE OF CREDIT AND
                                 ------------------
                   LETTER OF CREDIT FACILITY AMOUNT AND TERMS
                   ------------------------------------------

     2.1  Line of Credit Amount.
          ---------------------

          (a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of

CREDIT AGREEMENT--Page 2
     the line of credit (the "Commitment") is equal to TWENTY-TWO MILLION
                              ----------
     Dollars ($22,000,000.00).

          (b) This is a revolving line of credit for advances with a within line facility for letters of credit. During the availability period, the Borrower may repay principal amounts and re-borrow them.

          (c) Each advance must be for at least One Hundred Thousand Dollars ($100,000), or for the amount of the remaining available line of credit, if less.

          (d) The Borrower agrees not to permit the outstanding principal balance of the line of credit plus the outstanding amounts of any letters of credit, including amounts drawn on letters of credit and not yet reimbursed, to exceed the Commitment. If such amounts outstanding exceed the Commitment, the Borrower will immediately pay the excess to the Bank upon the Bank's demand. The Bank may apply payments received from the Borrower under this Paragraph to the obligations of the Borrower to the Bank in the order and the manner as the Bank, in its discretion, may determine.

     2.2  Availability Period.  The line of credit is available between the
          -------------------
date of this Agreement and APRIL 30, 1998 (the "Expiration Date") unless a
                                                ---------------
Potential Event of Default or an Event of Default has occurred and is continuing. If a material Potential Event of Default (as determined in the Bank's sole discretion) or an Event of Default has occurred and is continuing, then the Bank may terminate the availability period. If an Event of Default has occurred and is continuing, then in addition to the Bank's other remedies, the Bank may require the Borrower to repay any amounts outstanding under the line of credit immediately or, at the Bank's option, begin repaying any amounts outstanding under the line of credit in installments as described below.

     2.3  Interest Rate.  Unless the Borrower elects an optional interest rate
          -------------
as described below, the interest rate is the lesser of (a) the Maximum Rate, or
(b) the rate that is equal to the Bank's Reference Rate. Notwithstanding the foregoing, if at any time the Reference Rate shall exceed the Maximum Rate and thereafter the Reference Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Reference Rate exceeded the Maximum Rate.

     2.4  Conditions to Each Extension of Credit.  Before each extension of
          --------------------------------------
credit under the line of credit, including the first, the Borrower will deliver a borrowing certificate, in form and detail satisfactory to the Bank and otherwise as set forth in Exhibit B attached to this Agreement, setting
                              ---------
forth, among other

CREDIT AGREEMENT--Page 3
matters, the amount requested, the interest option selected, the interest period applicable to any requested Offshore Rate.

     2.5  Repayment Terms.
          ---------------

          (a) With respect to portions of the line of credit that bear interest at the Reference Rate, the Borrower will pay interest quarterly, on each June 30, September 30, December 31, and March 31 during the term hereof, beginning June 30, 1995 and continuing thereafter until payment in full of any principal outstanding under this line of credit.

          (b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date. Any amount bearing interest at the Offshore Rate (as described below) may be repaid at the end of the applicable interest period, which shall be no later than the Expiration Date.

     2.6  Optional Interest Rate.  Instead of the interest rate based on the
          ----------------------
Bank's Reference Rate, the Borrower may elect to have all or portions of the line of credit (during the availability period) bear interest at the Offshore Rate (as described below) plus one and one-half percentage points (1-1/2%) during an interest period described below and requested by the Borrower; provided, however, that the Borrower shall not have the option or right to
--------  -------
elect to have all or any portion of the loan bear interest at the rate described below when such rate exceeds the Maximum Rate. Each interest rate is a rate per year. Interest will be paid, to the extent applicable, on the 90th, 180th, and 270th day of every interest period and on the last day of each interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

     2.7  Offshore Rate.  The Borrower may elect to have all or portions of
          -------------
the principal balance of the line of credit bear interest at the rate equal to the lesser of (a) the Maximum Rate, or (b) the Offshore Rate plus ONE AND ONE-HALF percentage points (1-1/2%).

     Designation of an Offshore Rate portion is subject to the following requirements:

          (a) The interest period during which the Offshore Rate will be in effect will be 30, 60, 90, 120, 150, 180, 210, 240, 270, 300 or 360 days long. The last day of the interest period will be determined by the Bank using the practices of the offshore dollar inter-bank market; provided that any interest period which would otherwise end on a day which is not a business day shall be extended to the next succeeding banking day.

CREDIT AGREEMENT--Page 4

          (b) Each Offshore Rate portion will be for an amount not less than TWENTY-FIVE THOUSAND Dollars ($25,000).

          (c) The Borrower may not elect an Offshore Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

          (d) Any portion of the principal balance of the line of credit already bearing interest at the Offshore Rate will not be converted to a different rate during its interest period.

          (e) Each prepayment of an Offshore Rate portion will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which:

             (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

             (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

          (f) The Bank will have no obligation to accept an election for an Offshore Rate portion if dollar deposits in the principal amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore dollar inter-bank market.

          (g) If at any time during any applicable interest period the Offshore Rate shall exceed the Maximum Rate and thereafter the Offshore Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Offshore Rate exceeded the Maximum Rate.

     2.8  Letters of Credit.  This line of credit may be used for financing
          -----------------
standby letters of credit with a maximum maturity of EIGHTEEN (18) months, unless otherwise agreed to by the Bank, which consent will not be unreasonably withheld. No letters of credit may be issued after the Expiration Date.

     The letters of credit listed on Exhibit I attached to this Agreement
                                     ---------
presently are outstanding from Bank One, Milwaukee, National Association for the account of the Borrower. As of the date of this Agreement, these letters of credit shall be deemed to

CREDIT AGREEMENT--Page 5
be outstanding under this Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

The Borrower agrees:

          (a) any sum drawn under a letter of credit may, at the option of the Bank, be added to the principal amount outstanding under this Agreement, which amount will bear interest and be due as described elsewhere in this Agreement;

          (b) the issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content reasonably satisfactory to the Bank;

          (c) to sign the Bank's form Application and Agreement for Standby Letter of Credit, a copy of which is attached to this Agreement as Exhibit C;
     ---------

          (d) to pay the Bank's standard amendment and negotiation fees, as applicable (which fees, as of the date hereof, are set forth on Exhibit D
                                                                     ---------
     attached to this Agreement), and the issuance fees set forth in Section 3.1
                                                                     -----------
     below; and

          (e) to allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.


                                   3.  FEES AND EXPENSES
                                       -----------------

     3.1  Fees
          ----

          (a)  Loan Fee.  Subject to the provisions of Section 12.14 hereof, the
               --------                                -------------
     Borrower agrees to pay a loan fee in the amount of SEVENTY-FIVE THOUSAND Dollars ($75,000.00). This fee is due on or before the date of execution of this Agreement.

          (b)  Unused Commitment Fee.  Subject to the provisions of
               ---------------------
     Section 12.14 hereof, the Borrower agrees to pay a fee on any difference
     -------------
     between the Commitment and the sum of the amount of credit it actually uses plus the undrawn amount of outstanding letters of credit, determined by the weighted average loan balance maintained during the specified period. The fee will be calculated at ONE-QUARTER percent (1/4%) per year.

     This fee is payable quarterly and is due on the 30th day following the end of each quarter ending on June 30, September 30, December 31 and March 31, beginning with the quarter ending June 30, 1995, and continuing until the expiration of the availability period.

          (c) Letter of Credit Fees.  Subject to the provisions of Section 12.14
              ---------------------                                -------------
     hereof, the Borrower agrees to pay the Bank a

CREDIT AGREEMENT--Page 6
     non-refundable fee in the amount of SEVEN-EIGHTHS of one percent (7/8%) per annum (based on the stated expiration date of the standby letter of credit), calculated on the basis of the face amount outstanding on the day the standby letter of credit is issued, for issuing and processing letters of credit, payable in advance.

          (d)  Waiver Fee.  Subject to the provisions of Section 12.14 hereof,
               ----------                                -------------
     if the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, then the Borrower will pay the Bank a Two Thousand Five Hundred Dollar ($2,500) fee for each waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.

     3.2  Expenses.
          --------

          (a) The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, search, escrow, and recording fees, asset value appraisal fees and other costs.

          (b) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement up to a maximum of Thirteen Thousand Dollars ($13,000.00), in excess of those fees and costs listed above. Expenses include, but are not limited to, reasonable attorneys' fees.

          (c) The Borrower agrees to supply the Bank asset value appraisals on all fixed assets in substance and form reasonably satisfactory to the Bank, should they be deemed necessary by the Bank; provided, however, that so long as no Event of Default has occurred and is continuing, such appraisals shall not be required to be supplied at Borrower's cost and expense more than once per year. The Borrower also agrees to reimburse the Bank for the cost of periodic inspections and appraisals of the real and personal property collateral securing this Agreement, at such intervals as the Bank may reasonably require; provided, however, that so long as no Event of Default has occurred and is continuing, such appraisals and inspections shall not be required to be supplied at Borrower's cost and expense more than once per year. The audits and appraisals may be performed by employees of the Bank or by independent appraisers; provided, however, that such audits and appraisal shall be performed in a manner so as to not interfere unreasonably with the business and operations of Borrower.

     3.3 Deposits.  The Borrower shall not be required to maintain any
         --------
compensating balances as a condition to the loan facilities provided herein.

CREDIT AGREEMENT--Page 7

     3.4 No Excess Fees.  Notwithstanding anything to the contrary in this
         --------------
Article 3, in no event shall any sums payable under this Article 3 (to the
---------                                                ---------
extent, if any, constituting interest under any applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the Maximum Rate or the maximum amount of interest permitted to be charged, taken, reserved, received or contracted for under applicable usury laws.

                                 4.  COLLATERAL
                                     ----------

     4.1  Real Property.  The Borrower's obligations to the Bank under this
          -------------
Agreement will be secured by deeds of trust or mortgages covering Borrower's or guarantor's manufacturing plants located in Ohio, Wisconsin, and Fort Worth, Texas, which are more particularly described in Exhibit E attached to
                                                       ---------
this Agreement.

     4.2  Personal Property.  The Borrower's obligations to the Bank under
          -----------------
this Agreement will be secured by personal property the Borrower now owns or will own in the future as listed below:

     (a)  Accounts and Accounts Receivables;

     (b)  Machinery, equipment, and fixtures;

     (c)  Inventory;

     (d)  Patents, trademarks and other general intangibles; and

     (e)  Stock and other securities as follows:

        100% of stock in Borrower's domestic subsidiaries, and 66% of Borrower's stock of foreign subsidiaries.

        Regulation U of the Board of Governors of the Federal Reserve System places certain restrictions on loans secured by margin stock (as defined in the Regulation). The Bank and the Borrower shall comply with Regulation U. If any of the collateral is margin stock, the Borrower shall provide to the Bank a Form U-1 Purpose Statement, confirming that none of the proceeds of the loan will be used to buy or carry any margin stock. If the Borrower has any other loan made for the purpose of buying or carrying margin stock (purpose loan), then the collateral securing this loan shall not secure the purpose loan, and the collateral securing the purpose loan shall not secure this loan.

The collateral is further defined in security agreement(s) executed by the Borrower. In addition, all personal property collateral securing the obligations evidenced by this Agreement shall also secure all other present and future obligations of the Borrower to the Bank. All personal property collateral securing any other present or future obligations of the Borrower to the

CREDIT AGREEMENT--Page 8

Bank shall also secure the obligations evidenced by this Agreement.

     4.3  Personal Property Supporting Guaranty.  The obligations of the
          -------------------------------------
guarantors to the Bank will be secured by personal property the guarantors now own or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the guarantors.

     (a)  Accounts and Accounts Receivables;

     (b)  Machinery, equipment, and fixtures;

     (c)  Inventory; and

     (d)  Patents, trademarks and other general intangibles.

In addition, all personal property collateral securing the guaranties shall also secure all other present and future obligations of the Borrower to the Bank.


                     5.  DISBURSEMENTS, PAYMENTS AND COSTS
                         ---------------------------------

     5.1  Requests for Credit.  Each request for an extension of credit will
          -------------------
be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

     5.2  Disbursements and Payments.  Each disbursement by the Bank and each
          --------------------------
payment by the Borrower will be:

          (a) made at the Bank's branch (or other location) selected by the Bank from time to time;

          (b) made for the account of the Bank's branch selected by the Bank from time to time;

          (c) made in immediately available funds, or such other type of funds selected by the Bank; and

          (d)  evidenced by records kept by the Bank.

Requests for disbursements by the Bank that accrue interest based on the Reference Rate must be received prior to 2:00 p.m., Dallas, Texas time, on the day of the requested disbursement; and requests for disbursements by the Bank that accrue interest based on the Offshore Rate must be received at least two
(2) business days prior to the day of the requested disbursement.

     5.3  Telephone Authorization.
          -----------------------

          (a) The Bank may honor telephone instructions for advances or repayments or for the designation of optional interest rates

CREDIT AGREEMENT--Page 9
     given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

          (b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account, as designated in writing to the Bank, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

          (c) The Borrower will provide written confirmation to the Bank of any telephone instructions within three (3) days. If there is a discrepancy and the Bank has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

          (d) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions.

     5.4  Direct Debit (Line of Credit).
          -----------------------------

          (a) The Borrower agrees that the Bank may create advances under the line of credit to pay interest and any fees that are due under this Agreement.

          (b) The Bank will create such advances on the dates the payments become due. If a due date does not fall on a banking day, the Bank will create the advance on the first banking day following the due date.

          (c) If the creation of an advance under the line of credit causes the total amount of credit outstanding under the line to exceed the limitations set forth in this Agreement, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

       5.5  Banking Days.  Unless otherwise provided in this Agreement, a
            ------------
banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Texas. For amounts bearing interest at an Offshore Rate (if any), a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in Texas and California and dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

     5.6  Additional Costs.  Subject to the provisions of Section 12.14
          ----------------                                -------------
hereof, the Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is

CREDIT AGREEMENT--Page 10
applicable to all national banks or a class of all national banks on the basis of assets and commitments for credit to borrowers similarly situated to Borrower. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method; provided, however, that Borrower will not be liable for costs and losses occurring more than ninety (90) days prior to Borrower's receipt of demand for payment thereof. The costs include the following:

          (a)  any reserve or deposit requirements; and

          (b) any capital requirements relating to the Bank's assets and commitments for credit.

     Notwithstanding the foregoing, in no event shall any sum payable under this Section 5.6 (to the extent, if any, constituting interest under
     -----------
applicable laws), together with all amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the Maximum Rate or the maximum amount permitted to be charged, taken, reserved, received or contracted for by any applicable usury laws.

     5.7  Interest Calculation.  Except as otherwise stated in this Agreement,
          --------------------
all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

     5.8  Default Rate.  Upon the occurrence and during the continuation of
          ------------
any Event of Default under this Agreement, advances under this Agreement will at the option of the Bank bear interest at the lesser of (a) the Maximum Rate and
(b) a rate per annum which is three (3.0) percentage points higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

     5.9  Overdrafts.  At the Bank's sole option in each instance, the Bank
          ----------
may make advances under this Agreement to prevent or cover an overdraft on any account of the Borrower with the Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the interest rate described in this Agreement.

     5.10  Payments in Kind.  The proceeds of collections of the Borrower's
           ----------------
accounts receivable, when received by the Bank in kind, shall be credited to interest, principal, and other sums owed to the Bank under this Agreement following an Event of Default in the order and proportion determined by the Bank in its sole discretion. Prior to an Event of Default, the proceeds of collections the Borrower's accounts receivable, when received by the Bank in kind, shall be credited first to fees, then to interest, principal, and other sums owed to the Bank under this

CREDIT AGREEMENT--Page 11

Agreement. All such credits will be conditioned upon collection and any returned items may, at the Bank's option, be charged to the Borrower.

                                 6.  CONDITIONS
                                     ----------

     The Bank must receive the following items, in form and content acceptable to the Bank, before it is required to extend the first advance to the Borrower under this Agreement:

     6.1  Authorizations.  Evidence that the execution, delivery and
          --------------
performance by the Borrower (and any guarantor or subordinating creditor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

     6.2  Security Agreements.  Signed original assignments of security
          -------------------
agreements, assignments, financing statements and fixture filings (together with collateral in which the Bank requires a possessory security interest), and deeds of trust, all from Bank One, Milwaukee, National Association, which the Bank requires.

     6.3  Assignments of Deeds of Trust and Mortgages.  Signed original
          -------------------------------------------
assignments of deeds of trust and mortgages, as applicable, and corresponding endorsements to mortgagee policies of title insurance, together with the endorsed, original promissory notes secured by such deeds of trust and mortgages, as applicable, from Bank One, Milwaukee, National Association, covering the Real Property referenced in Section 4.1 above.
                                         -----------

     6.4  Evidence of Priority.  Evidence that security interests and liens in
          --------------------
favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing and Permitted Liens. The Bank must receive acceptable beneficiary's statements from the holders of any prior liens on the real property collateral.

     6.5  Consent to Removal.  For any personal property collateral located on
          ------------------
real property which is subject to a mortgage or deed of trust or which is not owned by the Borrower, a Consent to Removal from the owner of the real property.

     6.6  Insurance.  Evidence of insurance coverage, as required in the
          ---------
"Covenants" section of this Agreement.

     6.7  Environmental Questionnaire.  A completed Bank form Environmental
          ---------------------------
Questionnaire and Disclosure Statement.

     6.8  Guaranties.  Guaranties signed by each domestic subsidiary of
          ----------
Borrower, which domestic subsidiaries are identified as such on Exhibit F
                                                                ---------
attached to this Agreement.

       6.9  Stock Pledges.  Pledges of sixty-six percent (66%) of the capital
            -------------
stock of each foreign subsidiary of Borrower, which

CREDIT AGREEMENT--Page 12
foreign subsidiaries are identified as such on Exhibit F attached to this
                                               ---------
Agreement.

     6.10  Intercreditor Agreement.  An acknowledgment letter in favor of the
           -----------------------
Bank from the holders of subordinated debt under the Intercreditor Agreement, acknowledging the assignment to the Bank of the Senior Documents (as such term is defined in the Intercreditor Agreement) by Bank One, Milwaukee, National Association, and consenting to the increase in the Senior Debt from $20,000,000 to $22,000,000 and to corresponding amendments to the Senior Collateral Documents so as to give effect to such increase in Senior Debt for purposes of securing such Senior Debt under the Senior Collateral Documents.

     6.11  Legal Opinion.  A written opinion from the Borrower's legal counsel,
           -------------
covering such matters as the Bank may reasonably require. The legal counsel and the terms of the opinion must be acceptable to the Bank.

     6.12  Good Standing.  Certificates of good standing for the Borrower from
           -------------
its state of incorporation and from any other state in which the Borrower is required to qualify to conduct its business.

     6.13  Envirnomental Review.  Evidence satisfactory to the Bank that the
           --------------------
Real Property (as hereinafter defined) complies, in all material respects, with all laws, regulations and ordinances governing or applicable to hazardous substances which apply or pertain to the Real Property or the operations of the Borrower and the guarantors, as applicable.

     6.14  Other Items.  Any other items that the Bank reasonably requires.
           -----------

                       7.  REPRESENTATIONS AND WARRANTIES
                           ------------------------------

     When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

     7.1  Organization of Borrower.  The Borrower is a corporation duly formed
          ------------------------
and existing under the laws of the state where organized.

     7.2  Authorization.  This Agreement, and any instrument or agreement
          -------------
required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

     7.3  Enforceable Agreement.  This Agreement is a legal, valid and binding
          ---------------------
agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as (a) the

CREDIT AGREEMENT--Page 13
enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability. Any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     7.4  Good Standing.  The Borrower is a corporation, duly organized,
          -------------
validly existing and in good standing under the laws of the state of Delaware, and is in good standing and duly qualified as a foreign corporation to carry on its business in each jurisdiction where a failure to be in good standing or so qualified would have a material adverse effect on the business of the Borrower.

     7.5  No Conflicts.  This Agreement does not conflict with any law,
          ------------
agreement, or obligation by which the Borrower is bound and that would have a material adverse effect on the business of the Borrower.

     7.6  Financial Information.  All financial and other information that has
          ---------------------
been supplied to the Bank, including the Borrower's financial statement dated as of December 31, 1994, fairly represents the financial condition of the Borrower as of and for the periods specified therein. Since the date of the financial statement specified above, there has been no material adverse change in the assets or the financial condition of the Borrower (or any guarantor, taken as a whole with the Borrower). All financial and other information that subsequently will be supplied to the Bank, will fairly represent the financial condition of the Borrower as of and for the periods specified therein.

     7.7  Lawsuits.  There is no lawsuit, tax claim or other dispute pending
          --------
or, to the Borrower's knowledge, threatened against the Borrower which, if lost, would materially and adversely impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank and except as set forth on Exhibit G to this Agreement.
                           ---------

     7.8  Collateral.  All collateral required in this Agreement is owned by
          ----------
the grantor of the security interest free of any title defects or any liens or interests of others, except for Permitted Liens.

     7.9  Permits, Franchises.  The Borrower possesses all permits, memberships,
          -------------------
franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in

CREDIT AGREEMENT--Page 14
which it is now engaged if a failure to so possess such would have a material adverse effect on the business of the Borrower.

     7.10  Other Obligations.  The Borrower is not in default on any
           -----------------
obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, if such default would have a material adverse effect on the business of Borrower, except as have been disclosed in writing to the Bank.

     7.11  Income Tax Returns.  The Borrower has no knowledge of any pending
           ------------------
assessments or adjustments of its income tax for any year, except as have been disclosed in writing to the Bank.

     7.12  No Event of Default.  There is no Event of Default or Potential
           -------------------
Event of Default under this Agreement.

     7.13  ERISA Plans.
           -----------

          (a) The Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability (other than current contributions which will be paid in a timely manner, as legally permitted) with respect to any Plan under Title IV of ERISA.

          (b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

          (c) No action by the Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA.

          (d) No proceeding has been commenced with respect to a Plan under
     Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

          (e) The following terms have the meanings indicated for purposes of this Agreement:

               (i) "Code" means the Internal Revenue Code of 1986, as amended
                    ----
          from time to time.

               (ii) "ERISA" means the Employee Retirement Income Act of 1974, as
                     -----
          amended from time to time.

               (iii)  "PBGC" means the Pension Benefit Guaranty Corporation
                       ----
          established pursuant to Subtitle A of Title IV of ERISA.

CREDIT AGREEMENT--Page 15

               (iv) "Plan" means any employee pension benefit plan maintained or
                     ----
          contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

     7.14  Location of Borrower.  The Borrower's place of business (or, if the
           --------------------
Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

                                 8.  COVENANTS
                                     ---------

     The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

     8.1  Use of Proceeds.  To use the proceeds of the credit only for (a)
          ---------------
advances to support Borrower's on-going investment in accounts receivable and inventory, along with general working capital funding requirements, including capital expenditures up to amounts as provided in Section 9.4 below, (b)
                                                  -----------
issuance of stand-by letters of credit, (c) acquisitions permitted by this Agreement, and (d) for all other purposes not otherwise prohibited by this Agreement.

     8.2  Financial Information.  To provide the following financial
          ---------------------
information and statements and such additional information as reasonably requested by the Bank from time to time:

          (a) Within ninety (90) days of the Borrower's fiscal year end, the Borrower's Annual Report on Form 10-K (containing the Borrower's annual financial statements). These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated basis. If requested by the Bank, Borrower will provide the Bank with consolidating statements with respect to the consolidated statements.

          (b) Within forty-five (45) days of the period's end, the Borrower's Quarterly Report on Form 10-Q (containing the Borrower's quarterly financial statements) and a Compliance Certificate in the form of Exhibit H
                                                                       ---------
     attached to this Agreement. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated basis. If requested by the Bank, Borrower will provide the Bank with consolidating statements with respect to the consolidated statements.

          (c) If requested by the Bank, copies of the Borrower's federal income tax return, within 30 days of such request, and, if requested by the Bank, copies of any extensions of the filing date.

CREDIT AGREEMENT--Page 16

          (d) Statements showing an aging and reconciliation of the Borrower's receivables within forty-five (45) days after the end of each calendar quarter.

          (e) A statement showing an aging of accounts payable within forty-five
     (45) days after the end of each calendar quarter.

          (f) An inventory listing and segment backlog schedules, by company, within forty-five (45) days after the end of calendar quarter; the listing must include a description of the inventory, its location and cost, and such other information as the Bank may reasonably require.

          (g) A listing of the names and addresses of all debtors obligated upon the Borrower's accounts receivable within forty-five (45) days after the end of each fiscal year.

          (h) Prior to the beginning of each new fiscal year of the Borrower, the Borrower's annual operating forecast for such new fiscal year, in form, substance and detail reasonably satisfactory to the Bank.

          (i) Promptly upon the Bank's request, such other statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and as to each guarantor of the Borrower's obligations to the Bank as the Bank may reasonably request.

     8.3  Other Debts.  Not to have outstanding or incur any direct or
          -----------
contingent debts or lease obligations (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

          (a) Acquiring goods, supplies, or merchandise on normal trade credit;

          (b) Endorsing negotiable instruments received in the usual course of business;

          (c) Debts, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank in the Borrower's financial statement dated December 31, 1994 and, if applicable, at the closing of this Agreement;

          (d) Purchase money equipment financings not to exceed $2,000,000 in the aggregate at any time;

          (e) indirect vendor finance contingent liability not to exceed $5,000,000 at any time;

          (f) rentals under new leases of real or personal property whether or not in existence on the date of this Agreement;

CREDIT AGREEMENT--Page 17

          (g) wages or other compensation due to employees or agents of the Borrower or its subsidiaries for services actually performed;

          (h) indebtedness in the form of capitalized leases or for capital expenditures subject to the limitations contained in this Agreement; and

          (i) loans from the Borrower to domestic subsidiaries.

     8.4  Other Liens.  Not to create, assume, or allow any security interest
          -----------
or lien (including judicial liens) on property the Borrower now or later owns, except:

          (a) Deeds of trust and security agreements in favor of the Bank;

          (b) Liens outstanding on the date of this Agreement disclosed in writing to the Bank;

          (c) Additional purchase money security interests in equipment acquired after the date of this Agreement, if the total principal amount of debts secured by such liens does not exceed TWO MILLION Dollars ($2,000,000) at any one time;

          (d) specific customer work-in-process liens; and

          (e)  Permitted Liens.

     8.5 Investments.  Other than as permitted in Section 8.6, not to make any
         -----------                              -----------
investments in any other person or entity, except the following:

          (a) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

          (b) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

          (c) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

     8.6  Loans and Advances.  Not to make any loans, advances or other
          ------------------
extensions of credit to any third party or affiliate (including without limitation, any loans, advances or other extensions of credit to any of the Borrower's executives,

CREDIT AGREEMENT--Page 18
officers, or directors or shareholders or any relatives of any of the foregoing) except:

          (a) advances to third parties or non-consolidated affiliates that do not exceed in the aggregate TWO HUNDRED FIFTY THOUSAND Dollars ($250,000) at any one time;

          (b) loans and advances to employees and agents in the ordinary course of business for travel and entertainment expenses and similar items;

          (c) investments in domestic subsidiaries;

          (d) commissions payable to Stevens Graphics International, Inc., consistent with past practice; and

          (e) expenditures in an amount up to TWO MILLION Dollars ($2,000,000) in each fiscal year for developing foreign markets, whether by investment in a foreign subsidiary, joint venture or otherwise.

     8.7  Dividends.  Not to declare or pay any dividends or other
          ---------
distributions on any of its shares, and not to purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto.

     8.8 Change of Control.  Not to cause, permit, or suffer any change, direct
         -----------------
or indirect, in the control of Borrower. For purposes of this provision, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Borrower.

     8.9  Notices to Bank.  To promptly notify the Bank in writing of:
          ---------------

          (a) any lawsuit over Five Hundred Thousand Dollars ($500,000) against the Borrower (or any guarantor).

          (b) any substantial dispute between the Borrower (or any guarantor) and any government authority.

          (c)  any Event of Default or Potential Event of Default.

          (d) any material adverse change in the Borrower's (or any guarantor's) financial condition or operations.

          (e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business, except for the contemplated name change of Borrower to "Stevens International, Inc."

CREDIT AGREEMENT--Page 19

     8.10  Books and Records.  To maintain adequate books and records.
           -----------------

     8.11  Inspections.  To allow the Bank and its agents to inspect the
           -----------
Borrower's properties and examine and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections and, with the Borrower's consent, to respond to the Bank's requests for information concerning such properties, books and records.

     8.12  Compliance with Laws.  To comply with the laws (including any
           --------------------
fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business, if such failure to comply would have a material adverse effect on the business of Borrower.

     8.13  Preservation of Rights.  To maintain and preserve all rights,
           ----------------------
privileges, and franchises the Borrower now has, if such failure to maintain and preserve such right, privileges and franchises would have a material adverse effect on the business of the Borrower.

     8.14  Maintenance of Properties.  To make any repairs, renewals, or
           -------------------------
replacements to keep the Borrower's properties in good working condition, if such failure would have a material adverse effect on the business of the Borrower.

     8.15  Perfection of Liens.  To help the Bank perfect and protect its
           -------------------
security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

     8.16 Cooperation.  To take any action reasonably requested by the Bank to
          -----------
carry out the intent of this Agreement.

     8.17  Insurance.
           ---------

          (a)  Insurance Covering Collateral.  To maintain all risk property
               -----------------------------
     damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement or otherwise be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

          (b)  General Business Insurance.  To maintain insurance reasonably
               --------------------------
     satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual

CREDIT AGREEMENT--Page 20
     liability, business interruption, flood insurance, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

          (c)  Evidence of Insurance.  Upon the request of the Bank, to deliver
               ---------------------
     to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

          (d) Casualty.  If the Collateral or any part thereof, or any other
              --------
     asset of Borrower covered by insurance, is damaged or destroyed by fire or other casualty, all net proceeds of insurance resulting from claims for losses under the policies of insurance required to be carried by Borrower herein shall be disbursed to Borrower to pay for the repair, replacement, rebuilding or restoration of the Collateral or other asset. Any balance of such net proceeds remaining after payment of all the costs of repair, replacement, rebuilding or restoration under this Section shall be applied to the payment of the obligations evidenced by this Agreement.

     8.18  Additional Negative Covenants.  Not to, without the Bank's written
           -----------------------------
consent:

          (a) engage in any business activities substantially different from the Borrower's present business;

          (b)  liquidate or dissolve the Borrower's business;

          (c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination, other than (i) as permitted pursuant to
     Section 8.6 hereof, (ii) as permitted pursuant to Section 8.18(e) hereof,
     -----------                                       ---------------
     (iii) mergers or consolidations of any subsidiaries of Borrower into Borrower or any subsidiary of Borrower, (iv) mergers, consolidations or other combinations pursuant to which Borrower is the surviving corporation;

          (d) lease, or dispose of all or a substantial part of the Borrower's business or assets, except for leases or dispositions of assets having a fair market value in an aggregate amount not exceeding Five Hundred Thousand Dollars ($500,000) in any fiscal year (in which event the Bank will agree to release its lien on such assets and the Borrower may retain the proceeds of such lease or disposition, so long as no Event of Default has occurred and is continuing);

          (e) borrow in excess of $5,000,000, cumulatively and in the aggregate, in connection with any acquisition or purchase of, merger with, any business or its assets;

          (f) amend, modify or terminate any document governing, evidencing or otherwise related to the Subordinated Debt in any

CREDIT AGREEMENT--Page 21
     way that creates any change that conflicts with the Intercreditor Agreement or this Agreement, or that otherwise materially impairs the rights of the Bank; this prohibition including by way of illustration but not by way of limitation, any increase in the amortization schedule of the Subordinated Debt, and any increase in the rate of interest that accrues on the Subordinated Debt;

          (g) make any payment under the Subordinated Debt at any time any Potential Event of Default exists hereunder or if such payment would cause an Event of Default hereunder or make any payment under the Subordinated Debt unless all accrued interest under the Note has been paid in accordance with its terms and unless after such payment on the Subordinated Debt all covenants of the Borrower, including without limitation the Financial Covenants, will be observed and satisfied.

     8.19  ERISA Plans.  To give prompt written notice to the Bank of:
           -----------

          (a) The occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

          (b) Any action by the Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA.

          (c) Any notice of noncompliance made with respect to a Plan under
     Section 4041(b) of ERISA.

          (d) The commencement of any proceeding with respect to a Plan under
     Section 4042 of ERISA.

     8.20 Payment of Taxes and Debt.  To (a) pay and timely file all required
          -------------------------
tax returns, unless contested in good faith; (b) timely pay all taxes, assessments, and other government charges or levies imposed upon it or upon its income, profits or property, unless contested in good faith; (c) within thirty
(30) days after the same becomes due, pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business, unless contested in good faith;
(d) pay and discharge when due all other Debt now or hereafter owed by it; and
(e) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.

     8.21 Sale of Fixed Assets.  Borrower shall not sell or otherwise dispose
          --------------------
of any assets for less than fair market value or enter into any sale and lease-back agreement covering any of its fixed or capital assets, except that Borrower (i) may sell assets in accordance with Section 8.18(d), and (ii) may
                                                ---------------
sell fixed assets having a book value of $2,000,000 in the aggregate in any fiscal year, so long as all of the following conditions are met:

CREDIT AGREEMENT--Page 22

          (a) the proceeds received are greater than eighty percent of the fair market value of the fixed assets sold;

          (b) all of the proceeds received are used to reduce the outstanding advances under this Agreement; and

          (c) no Event of Default exists or would be caused by the sale of the fixed assets.

     8.22 Additional Stock Pledge.  Within thirty (30) days of the date of this
          -----------------------
Agreement, Borrower will deliver to the Bank a pledge of sixty-six percent (66%) of the capital stock of Stevens Security Systems, SA.

     8.23 Stock of SSMI.  Borrower will cause its subsidiary, Stevens Security
          -------------
Systems, SA to continue to own one hundred percent (100%) of the capital stock of Societe Specialisee dans le Materiel d'Impreimerie.


                                   9.  FINANCIAL COVENANTS
                                       -------------------

     The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

     9.1  Debt to Tangible Net Worth.  To maintain, as of the end of each
          --------------------------
fiscal quarter, on a consolidated basis a ratio of total liabilities not subordinated to tangible net worth not exceeding 1.5:1.0.

         "Total liabilities not subordinated" means the sum of current
          ----------------------------------
     liabilities plus long term liabilities, excluding (i) the Subordinated Debt, and (ii) debt subordinated to the Borrower's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form.

         "Tangible net worth" means the gross book value of the Borrower's
          ------------------
     assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles), plus (i) the Subordinated Debt, and (ii) liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

     9.2  Quick Ratio.  To maintain, as of the end of each fiscal quarter, on
          -----------
a consolidated basis a ratio of current assets, minus inventory, to current liabilities of at least 0.33:1.0.

     9.3  Debt Coverage Ratio.  To maintain on a consolidated basis a Debt
          -------------------
Coverage Ratio of at least 1.75:1.0.

CREDIT AGREEMENT--Page 23

          "Debt Coverage Ratio" means the ratio of (a) the sum of net income,
           -------------------
     plus depreciation and amortization expense, plus interest expense, to (b) the sum of the current portion of long-term debt and interest expense. If the actual current portion of long-term debt at the time of calculation of the Debt Coverage Ratio is less than $3,600,000, then, notwithstanding the actual current portion of long-term debt, a minimum figure for the current portion of long-term debt equal to $3,600,000 will be used for purposes of calculating the Debt Coverage Ratio.

     This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters. The current portion of long term debt will be measured as of the last day of the preceding fiscal year.

     9.4  Capital Expenditures.  Not to spend or incur obligations (including
          --------------------
the total amount of any capital leases) for more than FIVE MILLION Dollars ($5,000,000.00) in any single fiscal year to acquire fixed or capital assets.


                              10.  HAZARDOUS WASTE
                                   ---------------

     10.1 Indemnity Regarding Hazardous Substances.  The Borrower, Hamilton-
          ----------------------------------------
Stevens Group, Inc. and Zerand-Bernal Group, Inc. (the "Indemnitors") agree to indemnify and hold the Bank harmless from and against all liabilities, claims, actions, costs and expenses (including sums paid in settlement of claims and reasonable consultant, expert and legal fees and expenses of the Bank's counsel) or loss directly or indirectly arising out of or resulting from any of the following:

          (a) Any hazardous substance being present in or around any part of the real property collateral securing this Agreement (the "Real Property") as a
                                                            -------------
     result of any Indemnitor's operations, or in the soil, groundwater or soil vapor on or under the Real Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work by any Indemnitor, or any resulting damages or injuries to the person or property of any third parties or to any natural resources.

          (b) Any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance which creates a violation of law or a remedial obligation. This indemnity will apply whether the hazardous substance is on, under or about any of Indemnitors' property or operations or property leased to any of the Indemnitors, unless the property has been taken by the Bank as collateral.

CREDIT AGREEMENT--Page 24

During the term of this Agreement, upon demand by the Bank, the Indemnitors will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects the Real Property or which is brought or commenced against the Bank, whether alone or together with the Indemnitors or any other person, all at the Indemnitors' own cost and by counsel to be approved by the Bank in the exercise of its reasonable judgment. In the alternative, the Bank may elect to conduct its own defense at the expense of the Indemnitors with counsel reasonably acceptable to Indemnitors.

     10.2 Representation and Warranty Regarding Hazardous Substances.  Before
          ----------------------------------------------- ----------
signing this Agreement, the Indemnitors researched and inquired into the previous uses and ownership of the Real Property. Based on that due diligence, each of the Indemnitors represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Real Property, except in amount which would not result in a material adverse effect on the business of Indemnitors or the guarantors, taken as a whole, or as the Indemnitors have disclosed to the Bank in writing.

     10.3 Compliance Regarding Hazardous Substances.  Each Indemnitor has
          -----------------------------------------
complied, and will comply and take commercially reasonable steps to cause all occupants of the Real Property to comply, in all material respects, with all laws, regulations and ordinances governing or applicable to hazardous substances which apply or pertain to the Real Property or the operations of the Indemnitors.

     10.4 Notices Regarding Hazardous Substances.  Until full repayment of the
          --------------------------------------
loan, the Indemnitors will promptly notify the Bank if it knows, suspects or believes there may be any hazardous substance in or around the Real Property, or in the soil, groundwater or soil vapor on or under the Real Property, or that any of the Indemnitors or the Real Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any hazardous substance which would have a material adverse effect on the Indemnitors and the guarantors, taken as a whole.

     10.5  Continuation of Indemnity.  The Indemnitors' obligations to the
           -------------------------
Bank under this Article, except the obligation to give notices to the Bank, shall survive termination of this Agreement and repayment of the Indemnitors' obligations to the Bank under this Agreement for a period of two years, and shall also survive as unsecured obligations after any acquisition by the Bank of the collateral securing this Agreement, including the Real Property or any part of it, except upon foreclosure.

     10.6 Definition of Hazardous Substance.  For purposes of this Agreement,
          ---------------------------------
the term "hazardous substances" means any substance which is or becomes
          --------------------
designated as "hazardous" or "toxic" under any

CREDIT AGREEMENT--Page 25
federal, state or local law pertaining to protection or conservation of the environment.

                                  11.  DEFAULT
                                       -------

     If any of the following events occur (each an "Event of Default"), the Bank may do one or more of the following: (i) declare the Borrower in default, (ii) stop making any additional credit available to the Borrower, (iii) exercise any and all rights and remedies as may be available to the Bank under the terms of any collateral documents, security instruments, debt instruments or any other document or instrument executed in connection herewith or in any way related hereto, (iv) exercise any and all rights and remedies as may be available to the Bank at law or in equity, and (v) declare the entire debt created and evidenced hereby to be immediately due and payable in full, whereupon the entire unpaid principal indebtedness evidenced hereby, and all accrued unpaid interest thereon, shall at once mature and become due and payable without presentment, demand, protest, grace or notice of any kind (including, without limitation, notice of intent to accelerate, notice of acceleration or notice of protest), all of which are hereby severally waived by the Borrower. If a bankruptcy petition is filed against the Borrower, the entire debt outstanding under this Agreement will automatically be due immediately.

     11.1  Failure to Pay.  The Borrower fails to make a payment under this
           --------------
Agreement within ten (10) days of the date due.

     11.2  Lien Priority.  The Bank fails to have an enforceable first lien
           -------------
(except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan, and such failure continues for a period of thirty (30) days following notice thereof to the Borrower.

     11.3  False Information.  The Borrower has given the Bank materially
           -----------------
false or materially misleading information or representations.

     11.4  Bankruptcy.  The Borrower (or any guarantor) files a bankruptcy
           ----------
petition, a bankruptcy petition is filed against the Borrower (or any guarantor), or the Borrower (or any guarantor) makes a general assignment for the benefit of creditors. The default will be deemed cured if any involuntary bankruptcy petition filed against the Borrower (or any guarantor) is dismissed within a period of 60 days after the filing; provided, however, that the Bank will not be obligated to extend any additional credit to the Borrower during that period.

CREDIT AGREEMENT--Page 26

     11.5  Receivers.  A receiver or similar official is appointed for the
           ---------
Borrower's (or any guarantor's) business, or the business is terminated.

     11.6 Judgments.  Any judgments or arbitration awards are entered against
          ---------
the Borrower (or any guarantor), or the Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more in excess of any insurance coverage, and such judgment or settlement is not paid, stayed or released within thirty (30) days of becoming final.

     11.7  Material Adverse Change.  A material adverse change occurs in the
           -----------------------
Borrower's (or any guarantor's) financial condition, properties or prospects, or ability to repay the loan.

     11.8  Cross-default.  Any default occurs and continues beyond any
           -------------
applicable cure period under any agreement in connection with any credit (including without limitation, the Subordinated Debt) the Borrower (or any guarantor) has obtained from anyone else or which the Borrower (or any guarantor) has guaranteed (in each case) in the amount of Five Hundred Thousand Dollars ($500,000).

     11.9  Default under Guaranty or Subordination Agreement.  Any guaranty,
           -------------------------------------------------
subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect, and such violation or ineffectiveness is not cured within thirty (30) days following notice thereof from the Bank.

     11.10  Other Bank Agreements.  The Borrower (or any guarantor) fails to
            ---------------------
meet the conditions of, or fails to perform any obligation under any other agreement the Borrower (or any guarantor) has with the Bank or any affiliate of the Bank, and such failure is not cured within thirty (30) days following notice thereof from the Bank.

     11.11  ERISA Plans.  The occurrence of any one or more of the following
            -----------
events with respect to the Borrower, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower with respect to a Plan:

          (a) A reportable event shall occur with respect to a Plan which is, in the reasonable judgment of the Bank likely to result in the termination of such Plan for purposes of Title IV of ERISA.

          (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Borrower's full or partial withdrawal from a Plan.

CREDIT AGREEMENT--Page 27

     11.12     Financial Covenants.  The Borrower fails to meet the conditions
               -------------------
of, or fails to perform any obligation under, or allows to exist any breach of, any term, representation, warranty, or covenant contained in Article 9 of this Agreement.

     11.13     Other Breach Under Agreement.  The Borrower fails to meet the
               ----------------------------
conditions of, or fails to perform any obligation under, or allows to exist any breach of, any term, representation, warranty, or covenant of this Agreement not specifically referred to in this Article, and such failure or allowance continues for a period of thirty (30) days following notice thereof to the Borrower.

                  12.  ENFORCING THIS AGREEMENT; MISCELLANEOUS
                       ---------------------------------------

     12.1  GAAP.  Except as otherwise stated in this Agreement, all financial
           ----
information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

     12.2  Governing Law.  This Agreement is governed by Texas law.
           -------------

     12.3  Successors and Assigns.  This Agreement is binding on the
           ----------------------
Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees, provided that such potential participants and assignees agree to keep non-public information regarding Borrower confidential. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

     12.4  Arbitration.
           -----------

          (a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

               (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

               (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

               (iii)  Any violation of this Agreement; or

               (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

CREDIT AGREEMENT--Page 28

          (b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. THE UNITED STATES ARBITRATION ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY TEXAS LAW.

          (c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration. The arbitration will be conducted within Dallas County, Texas.

          (d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

          (e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

          (f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

          (g) This provision does not limit the right of the Borrower or the Bank to:

               (i) exercise self-help remedies such as set-off;

               (ii) foreclose against or sell any real or personal property collateral; or

               (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                    (A)  an interim remedy; and/or

                    (B)  additional or supplementary remedies.

          (h) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

     12.5   Severability; Waivers.  If any part of this Agreement is not
            ---------------------
enforceable, the rest of the Agreement may be enforced.  The

CREDIT AGREEMENT--Page 29

Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

     12.6  Costs.  If the Bank incurs any expenses in connection with
           -----
administering or enforcing this Agreement, or if the Bank takes collection action under this Agreement, it is entitled to costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

     12.7  Attorneys' Fees.  In the event of a lawsuit or arbitration
           ---------------
proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

     12.8  Multiple Borrowers.  If two or more borrowers sign this Agreement,
           ------------------
each will be individually obligated to repay the Bank in full, and all will be obligated together.

     12.9  Verification of Receivables.  After the occurrence of an Event of
           ---------------------------
Default, the Bank may at any time, either orally or in writing, request confirmation from any debtor of the current amount and status of the accounts receivable upon which such debtor is obligated.

     12.10  Indemnification.  The Borrower agrees to indemnify the Bank
            ---------------
against, and hold the Bank harmless from, all claims, actions, losses, costs and expenses (including reasonable attorneys' fees and allocated costs for in-house legal services) incurred by the Bank and arising from any contention, whether well-founded or otherwise, that there has been a failure to comply with any law regulating the Borrower's sales or leases to or performance of services for debtors obligated upon the Borrower's accounts receivable and disclosures in connection therewith. This indemnity will survive repayment of the Borrower's obligations to the Bank and termination of this Agreement.

     12.11  Notices.  All notices required under this Agreement shall be
            -------
personally delivered by overnight carrier or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices sent by first class mail shall be deemed received three (3) days after deposit in the mail.

     12.12  Headings.  Article and paragraph headings are for reference only
            --------
and shall not affect the interpretation or meaning of any provisions of this Agreement.

     12.13  Counterparts.  This Agreement may be executed in as many
            ------------
counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed,

CREDIT AGREEMENT--Page 30
shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     12.14  Usury Laws.  It is the intention of the parties hereto to comply
            ----------
with applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement or in any of the documents evidencing or securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such instruments or documents require or permit the payment, charging, taking, reserving or receiving of any sums constituting interest, as defined under applicable usury laws, in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, paid, charged, taken, reserved or received under this Agreement or under the terms of any of the documents evidencing or securing payment hereof or otherwise relating hereto, or in any communication by Bank or any other person to Borrower or any other party liable for the payment of the indebtedness evidenced hereby, or if the maturity of the indebtedness is accelerated in whole or in part, or in the event that all or part of the principal or interest shall be prepaid, so that under any of such circumstances or under any other circumstances whatsoever, the amount of interest contracted for, paid, charged, taken, reserved or received under this Agreement or under any of the documents securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this Section shall govern and control, (ii) any such excess shall be canceled automatically to the extent of such excess, and shall not be collected or collectible, (iii) any such excess which is or has been received shall be credited against the then unpaid principal balance hereof or refunded to Borrower, at the Bank's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable laws as construed by courts having jurisdiction hereof or thereof. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, paid charged, taken, reserved or received under this Agreement or under such other documents or instruments that are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, paid, charged, taken, reserved or received from the Borrower or otherwise by the holder or holders thereof. The terms of this Section shall be deemed to be incorporated in every loan document, security instrument, debt instrument and communication relating to this Agreement and the loan evidenced hereby. The term "applicable usury laws" shall mean such laws of the State of Texas or the
      ---------------------
laws of the United States, whichever laws allow the higher rate of interest, as such laws now exist; provided, however, that if such laws shall hereafter allow
                     --------  -------
higher

CREDIT AGREEMENT--Page 31
rates of interest,then the applicable usury laws shall be the laws allowing the higher rates, to be effective as of the effective date of such laws.

     12.15  Restatement.  This Agreement is a renewal, amendment,
            -----------
modification, and restatement of that certain Loan and Security Agreement dated April 26, 1994 executed by Borrower payable to the order of Bank One, Milwaukee, National Association ("Bank One"), which is to be assigned to Bank pursuant to that certain Master Assignment of Note and Security Documents executed by Bank One in favor of Bank, to be dated on or about May 22, 1995.

     12.16  NO ORAL AGREEMENTS. This Agreement and any related security or other
            ------------------
agreements required by this Agreement, collectively:

          (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

          (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

          (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

     THIS WRITTEN AGREEMENT AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                     [This space intentionally left blank.]

CREDIT AGREEMENT--Page 32

This Agreement is executed as of the date stated at the top of the first page.


BANK OF AMERICA TEXAS, N.A.                 STEVENS GRAPHICS CORPORATION



By ________________________                 By ________________________
   Donald P. Hellman                           Paul I. Stevens
   Vice President                              Chief Executive Officer


Address where notices to                    Address where notices to
the Bank are to be sent:                    the Borrower are to be sent:

1925 W. John Carpenter Freeway              5500 Airport Freeway
Irving, Texas 75063-3224                    Fort Worth, Texas 76117



_______________
>INITIAL HERE>

     >> Acknowledgment of Prepayment Fees.  The Borrower acknowledges that
        ---------------------------------
prepayment of all or any portion of the loan bearing interest at an optional interest rate may result in the Bank incurring additional costs, expenses and/or liabilities. The Borrower therefore agrees to pay the prepayment fee described in the "Optional Interest Rates" section of this Agreement if all or any portion of the optional interest rate loan(s) is prepaid. The Borrower agrees that the fee represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of the Bank. The Borrower further acknowledges that the Bank's willingness to offer an optional interest rate to the Borrower is sufficient and independent consideration for this agreement to pay the fee.

CREDIT AGREEMENT--Page 33

Joinder of Indemnitors.
----------------------

     Hamilton-Stevens Group, Inc. and Zerand-Bernal Group, Inc. join in this Agreement solely for the purpose of the indemnifications and other agreements set forth in Article 10 of this Agreement.

Hamilton-Stevens Group, Inc.


By:  _______________________________
     George A. Wiederaenders
     Treasurer


Zerand-Bernal Group, Inc.



By:  _______________________________
     George A. Wiederaenders
     Treasurer





Exhibits:
-----------

  A - Permitted Liens
  B - Borrowing Certificate
  C - Agreement for Standby Letter of Credit
  D - Letter of Credit Fees
  E - Real Property
  F - Subsidiaries
  G - Lawsuits
  H - Compliance Certificate
  I - Letters of Credit

CREDIT AGREEMENT--Page 34